As filed with the U.S. Securities and Exchange Commission on March 21, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ConvergeOne Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	81-4619427
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3344 Highway 149

Eagan, MN 55121

(Address of principal executive offices) (Zip code)

ConvergeOne Holdings, Inc. 2018 Equity Incentive Plan

ConvergeOne Holdings, Inc. 2018 Employee Stock Purchase Plan

(Full titles of the plans)

John A. McKenna, Jr.

President and Chief Executive Officer

ConvergeOne Holdings, Inc.

3344 Highway 149

Eagan, MN 55121

(888) 321-6227

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Mehdi Khodadad

John T. McKenna

Alan Hambelton

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share
– 2018 Equity Incentive Plan	10,000,000 (2)	$8.545	$85,450,000	$10,639
– 2018 Employee Stock Purchase Plan	1,500,000 (3)	$8.545	$12,817,500	$ 1,596
Total	11,500,000		$98,267,500	$12,235

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of ConvergeOne Holdings, Inc.’s (the “Registrant”) common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.
(2)	Represents 10,000,000 shares of common stock reserved for future issuance pursuant to stock options and equity compensation under the Registrant’s 2018 Equity Incentive Plan (the “2018 Plan”). The number of shares reserved for issuance under the 2018 Plan will automatically increase on January 1st each year, starting on January 1, 2019 and continuing through January 1, 2028, by the lesser of (a) four percent (4%) of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the immediately preceding calendar year and (b) a lesser number determined by the Registrant’s board of directors.
(3)	Represents 1,500,000 shares of common stock reserved for future issuance under the Registrant’s 2018 Employee Stock Purchase Plan (the “2018 ESPP”). The number of shares reserved for issuance under the 2018 ESPP will automatically increase on January 1st each year, starting on January 1, 2019 and continuing through January 1, 2028, by the lesser of (a) one percent (1%) of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding calendar year, (b) 1,500,000 shares of common stock or (c) a lesser number determined by the Registrant’s board of directors.
(4)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $8.545 per share, the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Capital Market on March 16, 2018.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K filed on February 20, 2018 (File No. 001-38053), which contains audited financial statements for the Registrant’s latest fiscal year.

(b) The Registrant’s Current Reports on Form 8-K (File No. 001-38053) filed on January 29, 2018, February 2, 2018, February 15, 2018, February 20, 2018, February 23, 2018, February 26, 2018 and March 20, 2018.

(c) The description of the Registrant’s common stock which is contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38053) filed with the SEC on April 5, 2017, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such descriptions.

(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation (the “Charter”) permits indemnification of the Registrant’s directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law as it now exists or may in the future be amended. In addition, the Registrant’s Charter provides that its directors will not be personally liable for monetary damages to Registrant for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Registrant or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. The Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors and executive officers and permit the Registrant to indemnify its other officers, employees and other agents, in each case to the fullest extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and officers, whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Registrant. At present, there is no pending litigation or proceeding involving a director or officer of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act, as amended, that might be incurred by any director or officer in his or her capacity as such.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Registrant	8-K	001-38053	3.2	February 26, 2018

4.2	Amended and Restated Bylaws of Registrant	S-4	333-221848	3.5	February 1, 2018

4.4	Form of Specimen Common Stock Certificate of Registrant	S-4	333-221848	4.7	February 1, 2018

5.1*	Opinion of Cooley LLP

23.1*	Consent of Cooley LLP (included in Exhibit 5.1)

23.2*	Consent of RSM US LLP, Independent Registered Public Accounting Firm

23.3*	Consent of Marcum LLP, Independent Registered Public Accounting Firm

23.4*	Consent of RSM US LLP, Independent Auditor

23.5*	Consent of BKD, LLP, Independent Auditor

24.1*	Power of Attorney (included on the signature page of this Form S-8)

99.1	ConvergeOne Holdings, Inc. 2018 Equity Incentive Plan	8-K	001-38053	10.5	February 26, 2018

99.2	Forms of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice under the 2018 Equity Incentive Plan	S-4	333-221848	10.16	February 1, 2018

99.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2018 Equity Incentive Plan	S-4	333-221848	10.17	February 1, 2018

99.4	ConvergeOne Holdings, Inc. 2018 Employee Stock Purchase Plan	8-K	001-38053	10.8	February 26, 2018

*	Filed herewith

ITEM 9.	UNDERTAKINGS

1.	The Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, State of Minnesota, on this 20th day of March, 2018.

CONVERGEONE HOLDINGS, INC.

By:	/s/ JOHN A. MCKENNA, JR.
John A. McKenna, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John A. McKenna, Jr. and Jeffrey Nachbor, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN A. MCKENNA, JR. John A. McKenna, Jr.	President, Chief Executive Officer and Chairman (Principal Executive Officer)	March 20, 2018

/s/ JEFFREY NACHBOR Jeffrey Nachbor	Chief Financial Officer (Principal Financial and Accounting Officer)	March 20, 2018

/s/ DAVID BORIS David Boris	Director	March 20, 2018

/s/ KEITH W.F. BRADLEY Keith W.F. Bradley	Director	March 20, 2018

/s/ BEHDAD EGHBALI Behdad Eghbali	Director	March 20, 2018

/s/ JOSÉ E. FELICIANO José E. Feliciano	Director	March 20, 2018

/s/ CHRISTOPHER JURASEK Christopher Jurasek	Director	March 20, 2018

/s/ RICHARD KATZMAN Richard Katzman	Director	March 20, 2018

/s/ PRASHANT MEHROTRA Prashant Mehrotra	Director	March 20, 2018

/s/ JAMES PADE James Pade	Director	March 20, 2018

/s/ TIMOTHY J. PAWLENTY Timothy J. Pawlenty	Director	March 20, 2018